VENUS EXPLORATION, INC.

                          COMMON STOCK PURCHASE WARRANT


VENUS EXPLORATION, INC., a Delaware corporation ("Venus Exploration"), hereby certifies that for value received the registered owner hereof or its registered assigns (collectively, the "Holder") is entitled, subject to the terms and conditions set forth below, to purchase from Venus Exploration up to _______ shares of Common Stock of Venus Exploration, Inc. (the "Common Stock"), exercisable at any time until the expiration date set forth below, at the purchase price set forth below (the "Purchase Price"). As used herein, "Warrant" means and includes this Warrant and any purchase warrant of Venus Exploration hereafter issued in substitution for or to replace this Warrant or to evidence the continuing effect of this Warrant after any partial exercise hereof.

  Registered Owner: ___________________________________________________________

  Purchase Price (until 2:00 p.m. Central Time, May 30, 2007): 40 cents ($0.40) per share.

  Expiration Date: 2:00 p.m. Central Time, May 30, 2007, unless sooner terminated pursuant to this Warrant.

  1. Exercise.

  1.1 Manner. This Warrant may be exercised in whole or in part, from time to time, by the Holder by delivering this Warrant, together with a Subscription in the form appearing as Exhibit "1" hereto properly completed and duly executed by or on behalf of the Holder, to the principal offices of Venus Exploration or Venus Exploration's transfer agent accompanied by payment in cash or by certified or bank check, payable to the order of Venus Exploration in an amount equal to the Purchase Price (as then adjusted) multiplied by the number of shares of Common Stock as to which this Warrant is then being exercised. Holder also agrees to provide such documentation as Venus Exploration may reasonably request in order to determine that such shares of Common Stock may be issued in compliance with applicable federal and state securities laws.

  1.2 Certificates. Venus Exploration will, or will direct its transfer agent to, issue, and reissue, as applicable, as soon as practicable after any exercise of this Warrant, and in any event within ten days thereafter, at Venus Exploration's expense, in the name or names of the Holder and deliver to the Holder, or as the Holder may direct (on payment by the Holder of any applicable transfer taxes and compliance with Section 5 hereof), certificates for the number of fully paid and nonassessable shares of Common Stock as to which this Warrant is so exercised.

  1.3 Date of Issuance or Reissuance. Notwithstanding Section 1.2, any shares of Common Stock as to which this Warrant is exercised shall be deemed issued or reissued, as applicable, on and as of the date of such exercise, and the Holder or the person or persons designated by the Holder as therein provided shall thereupon be deemed to be the owner or owners of record thereof.

  1.4 Fractional Shares of Common Stock. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Stock called for upon any such exercise hereof, Venus Exploration shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share of Common Stock, determined as follows:

    (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant, if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

    (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the last reported sale price (or prices, if applicable) or the mean of the last reported bid and asked prices reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or

    (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ, the current value shall be an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the Board of Directors of Venus Exploration.

  2. Adjustments.

  2.1 Common Stock Defined. Whenever reference is made in this Warrant to the issue or sale of Common Stock, the term "Common Stock" shall mean the Common Stock of Venus Exploration.

  2.2 Stock Dividends, Splits, Etc. The number of securities purchasable on exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time in the event that Venus Exploration shall (a) pay a dividend in, or make a distribution of, shares of Common Stock (or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock) on its outstanding Common Stock, (b) declare a dividend payable in cash on its Common Stock and at substantially the same time shall offer to its shareholders, at a price below the then fair market value of the Common Stock, a right to purchase new Common Stock (or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (for the purpose of this Warrant all Common Stock so issued on exercise of such right shall be deemed to have been issued as a stock dividend), (c) subdivide its outstanding shares of Common Stock into a greater number of shares, (d) combine its outstanding shares of Common Stock into a smaller number of shares or (e) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its shareholders. In any such case, the total number of shares and the number of shares or other units of such other securities purchasable on exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive, at the same aggregate purchase price, the number of shares of Common Stock and the number of shares or other units of such other securities which the Holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this subsection 2.2 shall, in the case of a stock dividend or distribution, be made as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this subsection 2.2, the Holder shall become entitled to receive shares of two or more classes or series of securities of Venus Exploration, the Board of Directors of Venus Exploration shall equitably determine the allocation of the adjusted Purchase Price between or among shares or other units of such classes or series and shall notify the Holder of such allocation.

  2.3 Reorganization, Recapitalization, Consolidation, Merger or Sale of Assets. In the event of any reorganization or recapitalization of Venus Exploration or in the event Venus Exploration consolidates with or merges into another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holder on exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holder would have been entitled on such consummation if the Holder had exercised this Warrant immediately prior thereto. In such case, the terms of this Warrant shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Warrant after such consummation.

  2.4 Officer's Certificate. Whenever the number of Shares shall be adjusted as required herein, Venus Exploration shall forthwith file in the custody of its Secretary at its principal office and with its transfer agent, an officer's certificate showing the adjusted number of shares of Common Stock determined as herein provided and setting forth in detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and Venus Exploration shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder.

  2.5 Further Assurances; Duty to Make Fair Adjustments. Venus Exploration will not, by voluntary action or inaction, avoid or seek to avoid the performance of any of the terms of this Warrant, whether by amendment of Venus Exploration's certificate or articles of incorporation, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action or inaction, but will at all times in good faith take all necessary action to carry out the intent of all such terms. Without limiting the generality of the foregoing, (a) Venus Exploration will not create any par value, or increase the par value, of any shares receivable on exercise of this Warrant above the amount payable therefor on such exercise, (b) Venus Exploration will take all such action as may be necessary or appropriate so that Venus Exploration will validly and legally issue or reissue, as applicable, fully paid and nonassessable shares of Common Stock (or other securities or property deliverable hereunder) on the exercise of this Warrant, and (c) Venus Exploration will not transfer all or substantially all of its assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into Venus Exploration (if Venus Exploration is not the surviving person), unless Section 2.3 shall have been satisfied. If any event occurs as to which the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of Venus Exploration, on behalf of Venus Exploration, shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, in order to protect such purchase rights. This Warrant shall bind the successors and assigns of Venus Exploration.

  3. Replacement of Warrant. On receipt of evidence reasonably satisfactory to Venus Exploration of the loss, theft, destruction or mutilation of this Warrant and, in the case of any loss, theft or destruction, on delivery of a bond or other indemnity reasonably satisfactory to Venus Exploration, or, in the case of any mutilation, on surrender and cancellation of this Warrant, Venus Exploration shall issue a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant.

  4. Transfers. Venus Exploration shall keep or cause to be kept a register of the Holders of the Warrants (the "Warrant Register"). Prior to due presentment of this Warrant for transfer or exercise Venus Exploration shall treat the Holder in whose name or names this Warrant is registered as the absolute owner or owners hereof for all purposes. In the event of any transfer, Venus Exploration shall, or shall cause its agent to, register the transfer or assignment on its Warrant Register on surrender of this Warrant, duly endorsed, or accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to Venus Exploration, duly executed by the Holder or its attorney-in-fact. On any such registration of transfer, Venus Exploration shall issue a new Warrant or Warrants, of like tenor in the Holder's name, in lieu of the transferred or assigned Warrant. In no event, however, will Venus Exploration be required to effect any registration of transfer, assignment or exchange that would result in the issuance of a fraction of a share. Any action by Venus Exploration required under this Section 5 shall be at the expense of Venus Exploration.

  5. Reservation of Common Stock. Venus Exploration shall at all times reserve, for the purpose of issuance or reissuance, as applicable, on exercise of this Warrant, such number of its duly authorized and unissued shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with the Warrant, and Venus Exploration shall take such corporate action as may in the opinion of its counsel be necessary to increase its authorized and unissued shares of Common Stock or such other class or classes of capital stock or other securities to such number as shall be sufficient for that purpose.

  6. Shareholder Rights. This Warrant shall not entitle the Holder, as such, to any voting rights or other rights as a shareholder of Venus Exploration, or to any other rights except the rights stated herein.

  7. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of this Warrant (and any other securities or property) issuable on exercise hereof.

 8. Remedies. Venus Exploration agrees that the remedies at law of the Holder, in the event of any default or threatened default by Venus Exploration in the performance of or compliance with any of the terms of this Warrant, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

  9. Notices. All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first class mail, postage prepaid, properly addressed, if to Venus Exploration, at the following addresses: 1250 NE Loop 410, Suite 810, San Antonio, Texas 78209, and if to Holder, at the address of Holder appearing in the records of Venus Exploration. Venus Exploration or the Holder may change such address at any time or times by notice hereunder to the other.

  10. Amendments; Waivers; Terminations; Governing Law; Headings. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of Texas. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

  DATED: _______.

Venus Exploration, Inc., a Delaware corporation

By:      __________________________
         John Y. Ames, President

                                   EXHIBIT "1"
                                  SUBSCRIPTION

 (To be completed and signed only upon an exercise of the Warrant in whole or in part)

  To: Venus Exploration, Inc.:

  The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder, _______ shares of Common Stock of _______, Inc. (or other securities or property) of those to which such Holder is entitled thereunder, and herewith makes payment of $_______ therefor in cash or by certified or official bank check. The undersigned hereby requests that the Certificate(s) for such shares be issued in the name(s) and delivered to the address(es) as follows:

  Name: _______________________________________________________________________

  Address: ____________________________________________________________________

  Deliver To: _________________________________________________________________

  Address: ____________________________________________________________________

  If the foregoing Subscription evidences an exercise of the Warrant to purchase fewer than all of the shares of Common Stock (or other securities or property) to which the undersigned is entitled under such Warrant, please issue a new warrant, of like tenor, for the remaining shares of Common Stock (or other securities or property) in the name(s) and deliver the same to the address(es), as follows:

  Name: _______________________________________________________________________

  Address: ____________________________________________________________________

  DATED: _______, 20__

------------------------------------------------------------------------------
[Name of Holder]

------------------------------------------------------------------------------
[Signature of Holder or Authorized Signatory]

------------------------------------------------------------------------------
[Social Security or Taxpayer Identification Number of Holder]